UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2017

COMMAND CENTER, INC.
(Exact name of registrant as specified in its charter)

Washington	000-53088	91-2079472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3609 S. Wadsworth Blvd., Suite 250, Lakewood, Colorado	80235
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:  866-464-5844

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Departure of Officer. Effective July 31, 2017, the tenure of Colette C. Pieper as Chief Financial Officer of Command Center, Inc. (“Command Center”) ended with Ms. Pieper’s resignation.

In connection with her resignation, Command Center and Ms. Pieper entered into an Executive Severance Agreement (the “Severance Agreement”).  The Severance Agreement was approved by Command Center’s Board of Directors.

A summary of the key terms of the Severance Agreement entered into with Ms. Pieper is as follows:

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Acknowledges Ms. Pieper’s resignation as of the Effective Date (as the term is defined in the Severance Agreement) of July 31, 2017.

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She will receive her base salary through the end of her previously entered executive employment agreement (September 1, 2017).

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She will receive an additional severance payment in the amount of $100,000.

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In the Severance Agreement, she provided a release of all claims she may have against Command Center as of the Effective Date (as the term is defined in the Severance Agreement).

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The Severance Agreement includes confidentiality and non-disparagement provisions.

The foregoing description of the Severance Agreement is qualified in its entirety by reference to the complete terms and conditions of such Severance Agreement (a copy of which is filed as Exhibit 10.6 to this Current Report on Form 8-K).

(b) Appointment of Officer. Command Center’s Board of Directors (the “Board”) named Cory Smith as Command Center’s Chief Financial Officer as of July 31, 2017.

The Board believes Mr. Smith will bring significant financial and accounting experience to Command Center. Additionally, due to his nearly six years of previous experience with Command Center, Mr. Smith possesses a wealth of understanding of the company’s business, operations, and financial and accounting practices. He was previously employed by Command Center from 2010 through 2015, serving as the company’s Controller during the final two years of his tenure.  Before rejoining Command Center, he was employed by Southeast Staffing (formerly Worldwide Staffing) beginning in 2015, where he served as Vice President of Finance. From 2005 to 2010, Mr. Smith worked as a Certified Public Accountant, primarily performing attestation work. Mr. Smith received his Bachelor of Science in Business Administration from Lewis-Clark State College.

In connection with his appointment on July 31, 2017, Command Center and Mr. Smith entered into an Executive Employment Agreement (the “Employment Agreement”).  The Employment Agreement was approved by Command Center’s Board.

A summary of the key terms of the Employment Agreement entered into with Mr. Smith is as follows:

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His annual base salary will be $150,000, which is guaranteed for a 12-month period unless he is found to have committed fraud, theft, or similar serious fraudulent or criminal activity.
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He is also entitled to certain relocation expenses, travel and expense reimbursement, professional membership expenses, education expenses, and vacation.
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In the event of a change in control (as defined in the Employment Agreement), he will continue to receive his base salary for six months or through the end of the Employment Period (as the term is defined in the Agreement) whichever is longer.
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Noncompetition and confidentiality provisions are applicable under the Employment Agreement.
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The Employment Agreement is effective July 22, 2017, and continues for one year unless sooner terminated (the “Employment Term”). On July 22, 2018, the Employment Term will automatically be extended for an additional year unless either party gives timely written notice of intention not to extend the Employment Term.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete terms and conditions of such Agreement (a copy of which is filed as Exhibit 10.7 to this Current Report on Form 8-K).

There are no transactions, or a series of similar transactions, or any currently proposed transactions, or a series of similar transactions, to which the Company was or is to be a party, in which the amount exceeds $120,000, and in which Mr. Smith had, or will have a direct or indirect material interest. Mr. Smith has no family relationships with any director or executive officers.

Item 9.01 Financial Statements and Exhibits

The Company’s press release dated August 3, 2017, announcing the appointment of Cory Smith as Chief Financial Officer is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is attached hereto.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

(c) Exhibits

10.6	Executive Severance Agreement, effective July 31, 2017, between the Company and Colette C. Pieper
10.7	Executive Employment Agreement, dated July 22, 2017, between the Company and Cory Smith
99.1	Press Release issued by the Company on August 3, 2017

This Form 8-K may include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 30, 2016, filed with the SEC and any subsequent filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.	August 4, 2017

/s/ Brendan Simaytis
Secretary